McCurdy & Associates CPA's Inc.
                               27955 Clemens Road
                           Westlake, Ohio 44145-1121
                             Phone: (440) 835-8500
                              Fax: (440) 835-1093

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 9 of our report dated May 9, 2002 and to all references to our firm included in or, made a part of this Post-Effective Amendment.


/s/McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
August 29, 2002